UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   5/16/2012

CITIZENS FIRST CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky 333-67435 61-0912615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky 42103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual meeting of shareholders of the Company was held on May 16, 2012.  The following directors were elected to three year terms, ending in 2015, with the vote totals as shown:

			Broker
	Votes for	Votes withheld	Non-votes	Votes abstained

James R. Hilliard	801,873	15,448	798,677	0
M. Todd Kanipe	815,974	1,347	798,677	0
Kevin Vance	801,873	15,448	798,677	0

The terms of office of the following directors of the Company continued after the Annual Meeting:

Name	Term Expires In
Steve Marcum Steve Newberry Jack Sheidler John Taylor	2013 2013 2013 2013
Barry Bray Sarah Glenn Grise Chris Guthrie Amy Milliken	2014 2014 2014 2014

As a participant in the Troubled Asset Relief Program Capital Purchase Program, the Company issued senior preferred shares and a related warrant to the Treasury Department and, as a result, was required at the annual meeting, to permit an advisory (non-binding) shareholder vote on the compensation of the participant’s named executive officers.

The following vote totals were received on the advisory vote on executive compensation:

Votes For	780,634

Votes Against	29,300

Votes Abstained	7,387

Broker Non-votes	798,677

The following vote totals were received on the ratification of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

Votes For	1,608,807

Votes Against	6,232

Votes Abstained	959

Broker Non-votes	0

The following vote totals were received on the amendment to the Company’s articles of incorporation to increase the number of authorized shares of preferred stock from 500 to 10,000:

Votes For	697,127

Votes Against	116,152

Votes Abstained	4,042

Broker Non-votes	798,677

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FIRST CORPORATION
(Registrant)
By: /s/ M. Todd Kanipe M. Todd Kanipe
President and Chief Executive Officer

Date: May 21, 2012